Sandler O'Neill Financial Services Conference Speaker: R. Kevin Clinton President & CEO Date: June 10, 2004

Certain statements made by American Physicians Capital, Inc. during this presentation may constitute forward-looking statements within the meaning of the federal securities laws. When we use words such as "will," "should," "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. While we believe any forward-looking statements we have made are reasonable, they are subject to risks and uncertainties, and actual results could differ materially. These risks and uncertainties include, but are not limited to, the following: the potential inadequacy of our loss and loss adjustment expense reserves; a deterioration in the current accident year experience could result in a portion or all of our deferred policy acquisition costs not being recoverable, which would result in a charge to income; we may experience unforeseen costs or the need for unanticipated reserve enhancements associated with our exit from the workers' compensation, health and personal and commercial insurance lines, which could result in future charges to income; an adverse outcome in the putative shareholder class action lawsuit against us; substantial jury awards against our insureds could impose liability on us exceeding our policy limits or the funds we have reserved for the payment of claims; increased pressures on premium rates and our potential inability to obtain rate increases; changes in competitive conditions; an unanticipated increase in claims frequency or severity patterns; our potential inability to obtain adequate and affordable reinsurance coverage from creditworthy reinsurers; adverse regulatory and market changes in certain states of operation where our business is concentrated; the loss of our relationships with medical associations; an interruption or change in our principal third-party distribution relationship; the potential insolvency of any of the guaranty associations in which we participate; the potential inability to obtain regulatory approval of rate increases; our potential inability to comply with insurance regulations; a further reduction in our A.M. Best Company rating; negative changes in financial market conditions; a downturn in general economic conditions; and any other factors listed or discussed in the reports filed by APCapital with the Securities and Exchange Commission under the Securities Exchange Act of 1934. APCapital does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. otherwise, except as required by law. Forward-Looking Statements

18th largest U.S. medical professional liability carrier1 Provide coverage to approximately 10,500 physicians Headquartered in East Lansing, MI Marketing in 5 states --- focus on Midwest region Direct premiums written totaled $256.2 million for 2003 and $51.4 million in the first quarter of 2004 Assets totaled $1.1 billion at March 31, 2004 NASDAQ:ACAP (IPO December 2000) Market cap $195 million2 1Source OneSource, based on 2003 direct premiums written 2As of June 1, 2004 Snapshot of APCapital

Strong management team Company is focused on professional liability (exiting workers' compensation and health) Significant rate increases Focusing on stringent underwriting practices Aggressive claims management Exit unprofitable markets - Florida and Nevada Key Components of our Business Plan

Yes! All indicators show experience is improving Underwriting actions are taking hold Reported claim count down 35% 1Q04 vs 1Q03 Pricing is up Medical professional liability net premiums earned up 6.6% 1Q04 vs 1Q03 (up 20% excluding Florida) A significant improvement in the accident year loss ratio from 2001 (113.1%) to 1Q04 (90.3%) Is the Business Plan Working

1998 1999 2000 2001 2002 2003* 2004** East -0.025 0.065 0.07 0.125 0.28 0.3 0.23 *Excludes Florida ** Estimate Aggressively Raising Rates

Assumes 100% policy retention and no additional new business. All 2004 rate increases in major states filed or decided upon except Ohio. We assumed a 20% rate increase in Ohio for 2004. Rate Increases "In the Pipeline" As of March 31, 2004 As of March 31, 2004

Positive Trends 1Q02 2Q02 3Q02 4Q02 1Q03* 2Q03 3Q03 4Q03 1Q04 2Q04** East 767 748 729 774 803 694 631 529 525 474 * Includes 76 claims reported by 4 physicians at the end of their coverage with the company 1Q02 2Q02 3Q02 4Q02 1Q03 2Q03 3Q03 4Q03 1Q04 East 26760 28724 33608 34151 34700 32463 38279 37833 41793 Reported Claim Count by Quarter Net Premiums Earned by Quarter -- Excluding Florida ** Actual April and May data extrapolated for the full quarter

Positive Trends 1Q02 2Q02 3Q02 4Q02 1Q03 2Q03 3Q03 4Q03 1Q04 East 41296 46554 58045 51124 57641 55209 67631 81013 81151 1Q02 2Q02 3Q02 4Q02 1Q03 2Q03 3Q03 4Q03 1Q04 Net Premiums Earned 26757 28719 33612 34151 34701 32461 38279 37835 41793 22393 22393 22393 Net Premiums Earned Per Reported Claim -- Excluding Florida Net Premiums Earned v. Paid Losses by Quarter -- Excluding Florida

Underwriting cycle turning We have identified and aggressively addressed our problems New management team Turnaround over past two years Positive trends Trading at a discount to book value (~93%) Why Invest in APCapital